Consent of Independent Certified Public Accountants

We hereby consent to the use in this Amendment to the Registration Statement on Form SB-2 of our report dated November 14, 2002, relating to the financial statements of Full Circle Promotions, Inc.(a Development Stage Company) for the period from October 12, 2001 (Inception) to September 30, 2002, and the reference to our firm under the Caption "Experts" in Prospectus.


/s/ Stone Field Josephson, Inc.
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Stone Field Josephson, Inc.
Santa monica, California
March 20, 2003